EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 3, 2024, relating to the consolidated financial statements of The Buckle, Inc. and the effectiveness of The Buckle Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of The Buckle, Inc. for the year ended February 3, 2024.

/s/ Deloitte & Touche LLP

Omaha, Nebraska
September 20, 2024